Employee Stock Option Agreement
This Employee Stock Option Agreement (the “Agreement”), by and between Univar Solutions Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto (the “Employee”), is being entered into pursuant to the Univar Solutions Inc. 2017 Omnibus Equity Incentive Plan (as the same may be amended, modified or supplemented from time to time, the “Plan”) and is dated as of the Grant Date set forth on Exhibit A hereto (the “Grant Date”). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
The Company and the Employee hereby agree as follows:
Section 1.Grant of Options
(a)Confirmation of Grant. The Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Employee of the number of options to purchase Shares as set forth on Exhibit A hereto (the “Options”). The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms and conditions of the Plan, which are incorporated into the Agreement. If there is any inconsistency between this Agreement and any express term of the Plan, the express term of the Plan shall govern.
(b)Option Price. The Option Price for each Share covered by the Options is set forth on Exhibit A hereto.
Section 2.Vesting and Exercisability
(a)Vesting. Except as otherwise provided in Section 5 or Section 2(b) of this Agreement, the Options shall become vested, if at all, in the shares and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”), subject to the continued employment of the Employee by the Company through such date.
(b)Effective of Termination of Employment.
(i)If the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.
(ii)If the Employee’s employment with the Company is terminated by reason of the Employee’s death or Disability (either, a “Special Termination”), any unvested Options held by the Employee shall vest, as of the effective date of such Special Termination.

(iii)If the Employee’s employment with the Company is terminated by reason of the Employee’s Retirement, (x) if such Retirement occurs prior to the first Vesting Date, then any unvested Options subject to vesting on the first Vesting Date shall continue to vest in accordance with Section 2(a) as if the Employee’s employment had not terminated, and all other unvested Options shall terminate immediately upon the effective date of such Retirement, and (y) if such Retirement occurs on or after the first Vesting Date, then all unvested Options shall continue to vest in accordance with Section 2(a) as if the Employee’s employment had not terminated.
(iv)If the Employee’s employment with the Company terminates for any reason other than Cause or a Special Termination or Retirement (whether initiated by the Company or by the Employee), any Options held by the Employee that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) shall terminate immediately upon such termination of employment.
(c)Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.
(d)Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may be exercised only with respect to whole shares of Company Common Stock and must be exercised in accordance with Section 4.
(e)No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 5, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other provisions unambiguously and expressly reference, in writing, the Plan by name and this Agreement by name and date.
Section 3.Termination of Options
(a)Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)Early Termination. All vested Options that are not terminated upon the effective date of a termination of employment shall remain exercisable until the first to occur of:
(i) in the case of Retirement, the Normal Termination Date,
(ii) in the case of a termination by the Company without Cause or a termination by the Employee for Good Reason, one hundred and eighty (180) days after the effective date of such termination,
(iii) in the case of a Special Termination, twelve (12) months after the effective date of such termination,
(iv) in the case of any other termination of employment (other than a Special Termination, a Retirement, or a termination by the Company for Cause), ninety (90) days after the effective date of the Employee’s termination,
(v) the Normal Termination Date, or
(vi) the cancellation of the Options pursuant to Section 5.
If not exercised within the applicable period of shortest duration (as described in clauses (i)-(vi) above), the Options shall automatically terminate upon the expiration of such period. If on the first date of the periods set forth in Section 3(b)(i) through Section 3(b)(iv) the Options are not exercisable solely due to any of the restrictions set forth in Section 4(b)(i), (ii) or (iii), the Options will not expire until the earlier of the Normal Termination Date or the date determined by adding the number of days during which exercise of the Options would otherwise have been permitted to the first date on which exercise of the Option ceases to be barred by any such restriction. (For example, if the restriction lasted 15 days and was lifted on May 15, the Options would expire on May 30.)
Section 4.Manner of Exercise
(a)General. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Employee must be made pursuant to procedures contained in the Plan and such other procedures established by the Administrator from time to time. These procedures shall include the Employee specifying in writing the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such additional other or different requirements as may be specified by the Administrator. On or before any Exercise Date, at the Company’s request, the Company and the Employee shall enter into a Subscription Agreement that establishes the rights and obligations of the Company and the Employee relating to the Exercise Shares, in the form then customarily used by the Company under the Plan for such purpose. Unless otherwise determined by the Administrator,
(i) on or before the Exercise Date, the Employee shall deliver to the Company full payment for the Exercise Shares plus any required withholding taxes or other reasonable taxes, charges or fees:
(A)in United States dollars in cash, or cash equivalents satisfactory to the Company, or,
(B)if there is a public market for the Shares at the time of exercise, the Employee may exercise vested Options by an exercise and sell (cashless exercise) procedure pursuant to a broker-assisted exercise program established by the Company, in which the Company receives full payment directly from the proceeds of the exercise of an Option
(ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).
The Administrator may require the Employee to furnish or execute such other documents as the Administrator shall reasonably deem necessary to evidence such exercise or to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.
(b)Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, unless:
(i) all requisite approvals and consents of any governmental authority of any kind shall have been secured;
(ii) the purchase of the Exercise Shares shall be exempt from registration under app.licable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws;
(iii) the exercise of the Option would fully comply with the Company’s insider trading policy (including the Employee’s receipt of any needed pre-trading clearance for the exercise); and,
(iv) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied.

The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.
Section 5.Change in Control.
In the event of a Change in Control, the treatment of any outstanding Options shall be governed by Article XIV of the Plan.
Section 6.Restrictive Covenants.
In consideration of the receipt of the Options granted pursuant to this Agreement, the Employee agrees to be bound by the covenants set forth in Exhibit B to this Agreement, which are incorporated by reference and made part of this Agreement.
Section 7.Certain Definitions.
As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:
“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.
“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.
“Company” means Univar Solutions Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of the Subsidiaries that employ the Employee.
“Employee” means the grantee of the Options, whose name is set forth on Exhibit A hereto; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.
“Exercise Date” has the meaning given in Section 4(a).
“Exercise Price” has the meaning given in Section 4(a).
“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” has the meaning given in Section 1(a), which is the date on which the Options are granted to the Employee.
“Normal Termination Date” has the meaning given in Section 3(a).
“Option” means the right granted to the Employee hereunder to purchase one share of Company Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.
“Option Price” means, with respect to each share of Company Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Company Common Stock upon exercise of an Option.
“Plan” means the Univar Solutions Inc. 2017 Omnibus Equity Incentive Plan as the same may be amended, modified or supplemented from time to time.
“Retirement” means a termination of employment for any reason other than Cause or a Special Termination at age 60 or older, upon attainment of a minimum of 65 total age plus service points.
“Special Termination” has the meaning given in Section 2(b)(ii).
Section 8.Miscellaneous.
(a)Withholding. The Company or one of the Subsidiaries shall require the Employee to satisfy all applicable U.S. federal, state and local and non-U.S. tax withholding obligations (or other reasonable charges or fees) that may arise in connection with the grant, vesting, exercise or purchase of the Options.
(b)No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares. Any shares delivered in respect of the Options shall be subject to any Subscription Agreement, which the Company may require the Employee to accept and agree to as a condition of the issuance and delivery of those shares.
(c)No Right to Awards. The Employee acknowledges and agrees that the grant of any Options (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Options or other Awards in the future.
(d)No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(e)Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent. Any purported transfer in violation of this Section 8(e) shall be void ab initio.
(f)Forfeiture of Awards. The Options granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee or as required by applicable law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
(g)Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company website or other electronic delivery.
(h)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(i)Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument validly executed by both the Employee and the Company.
(j)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(k)Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.
(l)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(l).

(m)Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
(n)Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(o)Acceptance of Options and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Options under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a click-through button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Options is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.
(p)Authorization to Share Personal Data. The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

Exhibit A to
Employee Stock Option Agreement

Employee:	%%FIRST_NAME%-% %%LAST_NAME%-%
Grant Date:	%%OPTION_DATE,’Month DD, YYYY’%-%
Options granted hereby:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%
Option Price:	%%OPTION_PRICE,'$999,999,999.99'%-%

Vesting Date	Shares Vesting
%%VEST_DATE_PERIOD1,’Month DD, YYYY’%-%	%%SHARES_PERIOD1,'999,999,999'%-%
%%VEST_DATE_PERIOD2,’Month DD, YYYY’%-%	%%SHARES_PERIOD2,'999,999,999'%-%
%%VEST_DATE_PERIOD3, ’Month DD, YYYY’%-%	%%SHARES_PERIOD3,'999,999,999'%-%

Exhibit B to
Employee Stock Option Agreement
Restrictive Covenants
Section 1 Confidential Information.
1.1The Employee recognizes that the success of the Company and its current or future Affiliates depends upon the protection of information or materials that are confidential and/or proprietary. “Confidential Information” means information or materials that (a) are identified as being confidential or proprietary at the time of disclosure to the Employee (or upon notice thereafter) or (b) should, based on their nature or the circumstances surrounding such disclosure, reasonably be deemed confidential. Confidential Information includes, without limitation, information to which the Employee has access while employed by the Company whether recorded in any medium or merely memorized. By way of example, “Confidential Information” includes without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, Inventions (as defined in Section 3.1), improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques. Confidential Information expressly includes information provided to the Company or its Affiliates by third parties under circumstances that require them to maintain the confidentiality of such information. Notwithstanding the foregoing, the Employee shall have no confidentiality obligation with respect to disclosure of any Confidential Information that (a) was, or at any time becomes, available in the public domain other than through a violation of this Agreement or (b) the Employee can demonstrate by written evidence was furnished to the Employee by a third party in lawful possession thereof and who was not under an obligation of confidentiality to the Company or any of its Affiliates.
1.2The Employee agrees that during the Employee’s employment and after termination of employment irrespective of cause, the Employee will use Confidential Information only for the benefit of the Company and its Affiliates. Notwithstanding the foregoing, the Employee may disclose Confidential Information as (a) authorized by applicable law (including, but not limited to, any disclosure of information that satisfies the procedures in SEC Regulation § 240.21F-17) or (b) as required pursuant to an order or requirement of a court, administrative agency or other government body.
This Agreement constitutes notice to the Employee that, under the 2016 Defend Trade Secrets Act (“DTSA”), the following rules shall be applicable: (i) No individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined under the DTSA) that: (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. In addition, if the Employee’s employment is governed by the laws of the United Kingdom, nothing in this Agreement shall prevent the Employee from making a protected disclosure under section 43A of the Employment Rights Act 1996.
1.3The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all Confidential Information shall be the sole property of the Company and/or its Affiliates or their assigns.
1.4There are no rights granted or any understandings, agreements or representations between the parties hereto, express or implied, regarding Confidential Information that are not specified herein.
1.5The Employee’s obligations under this Section 1 are in addition to any obligations that the Employee has under state or federal law.
1.6The Employee agrees that in the course of the Employee’s employment with the Company, the Employee will not violate in any way the rights that any entity, including former employers, has with regard to trade secrets or proprietary or confidential information.
1.7The Employee’s obligations under this Section 1 are indefinite in term and shall survive the termination of this Agreement.
Section 2Return of Company Property.

2.1The Employee acknowledges that all tangible items containing any Confidential Information, including without limitation memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company or its applicable Affiliate, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company. The Employee shall also preserve and return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Affiliates upon termination of the Employee’s employment or request.
Section 3Inventions.
3.1The Employee understands and agrees that all Inventions are the exclusive property of the Company. As used in this Agreement, “Inventions” shall include without limitation ideas, discoveries, developments, concepts, inventions, original works of authorship, trademarks, mask works, trade secrets, ideas, data, information, know-how, documentation, formulae, results, prototypes, designs, methods, processes, products and techniques, improvements to any of the foregoing, and all other matters ordinarily intended by the words “intellectual property,” whether or not patentable, copyrightable, or otherwise able to be registered, that are developed, created conceived of or reduced to practice (a) by the Employee, alone or with others, (b) during the Employee’s employment with the Company or Affiliates, whether or not during working hours or using the Company’s facility or equipment, or within three (3) months thereafter and (c) related to the Company’s then existing or proposed business. In recognition of the Company’s ownership of all Inventions, the Employee shall make prompt and full disclosure to the Company of, will hold in trust for the sole benefit of the Company, and (subject to Section 3.2 below) herby assigns, and agrees to assign in the future, exclusively to the Company all of the Employee’s right, title, and interest in and to any and all such Inventions.
3.2NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140: The Employee understands that the Employee’s obligation to assign inventions shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company was used and that was developed entirely on the Employee’s own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.

3.3To the extent any works of authorship created by the Employee made within the scope of employment may be considered “works made for hire” under United States copyright laws, they are hereby agreed to be works made for hire. To the extent any such works do not qualify as a “work made for hire” under applicable law, and to the extent they include material subject to copyright, the Employee hereby irrevocably and exclusively assigns and conveys all rights, title and interests in such works to the Company subject to no liens, claims or reserved rights. The Employee hereby waives any and all “moral rights” that may be applicable to any of the foregoing, for any and all uses, alterations, and exploitation hereof by the Company, or its Affiliates, or their successors, assignees or licensees. To the extent that any such “moral rights” may not be waived in accordance with law, the Employee agrees not to bring any claims, actions or litigation against the Company or its Affiliates, or their successors, assignees or licensees, based on or to enforce such rights. Without limiting the preceding, the Employee agrees that the Company may in its discretion edit, modify, recast, use, and promote any such works of authorship, and derivatives thereof, with or without the use of the Employee’s name or image, without compensation to the Employee other than that expressly set forth herein.
3.4The Employee hereby waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have for infringement of any patent or patents from any patent applications for any Inventions. The Employee agrees to cooperate fully with the Company and take all other such acts requested by the Company (including signing applications for patents, assignments, and other papers, and such things as the Company may require) to enable the Company to establish and protect its ownership in any Inventions and to carry out the intent and purpose of this Agreement, during the Employee’s employment or thereafter. If the Employee fails to execute such documents by reason of death, mental or physical incapacity or any other reason after reasonable attempts by the Company, the Employee hereby irrevocably appoints the Company and its officers and agents as the Employee’s agent and attorney-in-fact to execute such documents on the Employee’s behalf.
3.5The Employee agrees that there are no Inventions made by the Employee prior to the Employee’s employment with the Company and belonging to the Employee that the Employee wishes to have excluded from this Section 3 (the “Excluded Inventions”). If during the Employee’s employment with the Company, the Employee uses in the specifications or development of, or otherwise incorporates into a product, process, service, technology, or machine of the Company or its Affiliates, or otherwise uses any invention, proprietary know-how, or other intellectual property in existence before the commencement date of Employee’s employment with the Company or any Affiliate owned by the Employee or in which the Employee has any interest (“Existing Know-How”), the Company or its Affiliates, as the case may be, is hereby granted and shall have a non-exclusive, royalty-free, fully paid up, perpetual, irrevocable, worldwide right and license under the Existing Know-How (including any patent or other intellectual property rights therein) to make, have made, use, sell, reproduce, distribute, make derivative works from, publicly perform and display, and import, and to sublicense any and all of the foregoing rights to that Existing Know-How (including the right to grant further sublicenses) without restriction as to the extent of the Employee’s ownership or interest, for so long as such Existing Know-How is in existence and is licensable by the Employee.
Section 4Nonsolicitation and Noncompetition.
4.1During the Employee’s employment with the Company, and for a period expiring twelve (12) months after the termination of the Employee’s employment (the “Restrictive Period”), regardless of the reason, if any, for such termination, the Employee shall not, in the continent in which the Employee is employed by the Company, directly or indirectly:
(a)solicit or entice away or in any other manner persuade or attempt to persuade any officer, employee, consultant or agent of the Company or any of its Affiliates to alter or discontinue his or her relationship with the Company or its Affiliates;
(b)solicit from any person or entity that was a customer of the Company or any of its Affiliates during the Employee’s employment with the Company, any business of a type or nature similar to the business of the Company or any of its Affiliates with such customer;
(c)solicit, divert, or in any other manner persuade or attempt to persuade any supplier of the Company or any of its Affiliates to discontinue its relationship with the Company or its Affiliates;
(d)solicit, divert, take away or attempt to solicit, divert or take away any customers of the Company or its Affiliates; or
(e)engage in or participate in (i) chemical or ingredient distribution; or (ii) waste remediation businesses.
4.2Nothing in Section 4.1 limits the Employee’s ability to hire an employee of the Company or any of its Affiliates in circumstances under which such employee first contacts the Employee regarding employment and the Employee does not violate any of subsections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) herein.

4.3The Company and the Employee agree that the provisions of this Section 4 do not impose an undue hardship on the Employee and are not injurious to the public; that this provision is necessary to protect the business of the Company and its Affiliates; that the nature of the Employee’s responsibilities with the Company under this Agreement provide and/or will provide the Employee with access to Confidential Information that is valuable and confidential to the Company and its Affiliates; that the Company would not grant Options to the Employee if the Employee did not agree to the provisions of this Section 4; that this Section 4 is reasonable in terms of length of time, geographic scope and nature of restricted activities; and that adequate consideration supports this Section 4. In the event that a court determines that any provision of this Section 4 is unreasonably broad or extensive, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed.
4.4Clawback.
(a)Without limiting the generality of the remedies available to the Company pursuant to Section 4.3, if, during the Restrictive Period, the Employee, except with the prior written consent of the Board, breaches the restrictive covenants contained in Section 4, the Employee shall pay to the Company in cash any gain the Employee realized in cash in connection with the exercise of the Options (and/or sale of Common Stock underlying the Options) within the eighteen-month period (or such other period as determined by the Board) ending on the date of the Employee’s breach. This right of recoupment is in addition to any other remedies the Company may have against the Employee for the Employee’s breach of the restrictive covenants contained in this Section 4. The Employee’s obligations under this Exhibit B shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations the Employee has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.
Section 5Definitions. As used in this Exhibit B, capitalized terms that are not defined herein have the respective meaning given in the Plan or the Agreement.